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                                                                    EXHIBIT 12.2

                           RJR NABISCO HOLDINGS CORP.

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY IN
         THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                  SIX MONTHS ENDED
                                                                                                    JUNE 30, 1998
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Earnings before fixed charges:
  Loss before income taxes.....................................................................       $    (177)
  Less minority interest in pre-tax loss of Nabisco Holdings...................................              38
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  Adjusted loss before income taxes............................................................            (139)
  Interest and debt expense....................................................................             449
  Interest portion of rental expense...........................................................              30
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Earnings before fixed charges..................................................................       $     340
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Fixed charges:
  Interest and debt expense....................................................................       $     449
  Interest portion of rental expense...........................................................              30
  Capitalized interest.........................................................................               2
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    Total fixed charges........................................................................       $     481
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Deficiency in the coverage of fixed charges by earnings before fixed charges...................       $    (141)
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